Exhibit 99.1

Bioventus Announces Preliminary Fourth Quarter and Full-Year 2021 Revenue

DURHAM, NC – January 11, 2022 – Bioventus Inc. (Nasdaq: BVS) (“Bioventus” or the “Company”), a global leader in innovations for active healing, announced today preliminary revenue results for the fourth quarter and full-year 2021.
Preliminary, unaudited revenue for the fourth quarter 2021 is expected to be in the range of $128.5 to $131.5 million, reflecting 30% to 33% growth compared to the prior-year period. Preliminary, unaudited full-year 2021 revenue is expected to be in the range of $429 to $432 million, reflecting an increase of approximately 34% compared to full-year 2020.
“I am proud of our team’s continued strong execution during the fourth quarter. Despite a challenging macro environment, we built upon our existing momentum and now expect revenue to be at or above the high-end of our previously issued guidance,” commented Ken Reali, Bioventus’ chief executive officer. “We continued to deliver above-market growth in Pain Treatments and Bone Graft Substitutes, with the latter showing sequential improvement during the quarter as elective procedural volume recovered. Additionally, revenue from our recent acquisitions is expected to meet or exceed our expectations. As we begin 2022, I am confident that our enhanced portfolio will enable us to expand our customer relationships and further strengthen our growth levers.”
Selected preliminary financial results for the fourth quarter and full year 2021
Included above are certain estimated preliminary unaudited financial results for the fourth quarter and full year ended December 31, 2021. We have provided ranges, rather than specific amounts, for these periods because these results are preliminary and subject to change, and there is a possibility that our actual results may differ materially from these preliminary estimates. These ranges are based on the information available to us as of the date of this announcement.
These estimated preliminary results for the fourth quarter and full year 2021 are derived from the preliminary internal financial records of Bioventus Inc. and are subject to revisions based on our procedures and controls associated with the completion of our financial reporting, including the audit of our financial statements and all customary reviews and approvals.
These estimated preliminary results should not be viewed as a substitute for financial statements prepared in accordance with U.S. GAAP. Our independent registered public accounting firm has not audited and does not express an opinion or any other form of assurance with respect to, these estimated preliminary results. It is possible that we or our independent registered public accounting firm may identify items that would require us to make adjustments to the preliminary estimates set forth above as we complete our financial statements and that our actual results may differ materially from these preliminary estimates. Accordingly, undue reliance should not be placed on these preliminary estimates. These preliminary estimates are not necessarily indicative of any future period and should be read together with “Risk Factors,” “Special Note Regarding Forward-Looking Statements,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our previous reports filed with the Securities and Exchange Commission.

About Bioventus
Bioventus delivers clinically proven, cost-effective products that help people heal quickly and safely. Its mission is to make a difference by helping patients resume and enjoy active lives. The Innovations for Active Healing from Bioventus include offerings for pain treatment, restorative therapies and surgical solutions. Built on a commitment to high quality standards, evidence-based medicine and strong ethical behavior, Bioventus is a trusted partner for physicians worldwide. For more information, visit www.bioventus.com, and follow the Company on LinkedIn and Twitter. Bioventus and the Bioventus logo are registered trademarks of Bioventus LLC.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements, including, without limitation, statements concerning Bioventus’s preliminary estimated revenue and revenue growth for the fourth quarter and full year 2021, performance of and expectations regarding recent acquisitions, estimated market growth in Pain Treatments and Bone Graft Substitutes, and future growth and strategy. In some cases, you can identify forward-looking statements by terminology such as “aim,” “anticipate,” “assume,” “believe,” “contemplate,” “continue,” “could,” “due,” “estimate,” “expect,” “goal,” “intend,” “may,” “objective,” “plan,” “predict,” “potential,” “positioned,” “seek,” “should,” “target,” “will,” “would” and other similar expressions that are predictions of or indicate future events and future trends, or the negative of these terms or other comparable terminology, although not all forward-looking statements contain these words. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. Factors that could cause actual results to differ materially from those contemplated in this press release include, but are not limited to, the factors discussed in “Selected preliminary financial results for the fourth quarter and full year 2021” above, the adverse impacts on our business as a result of the COVID-19 pandemic; our dependence on a limited number of products; our ability to develop, acquire and commercialize new products, line extensions or expanded indications; the continued and future acceptance of our existing portfolio of products and any new products, line extensions or expanded indications by physicians, patients, third-party payers and others in the medical community; our ability to differentiate the hyaluronic acid (“HA”) viscosupplementation therapies we own or distribute from alternative therapies for the treatment of osteoarthritic; the proposed down-classification of non-invasive bone growth stimulators, including our Exogen system, by the U.S. Food and Drug Administration (“FDA”); our ability to achieve and maintain adequate levels of coverage and/or reimbursement for our products, the procedures using our products, or any future products we may seek to commercialize; our ability to recognize the benefits of our investments; our ability to complete acquisitions or successfully integrate new businesses, products or technologies in a cost-effective and non-disruptive manner, including the potential CartiHeal acquisition; competition against other companies; the negative impact on our ability to market our HA products due to the reclassification of HA products from medical devices to drugs in the United States by the FDA; our ability to attract, retain and motivate our senior management and qualified personnel; our ability to continue to research, develop and manufacture our products if our facilities are damaged or become inoperable; failure to comply with the extensive government regulations related to our products and operations; enforcement actions if we engage in improper claims submission practices or in improper marketing or promotion of our products; the FDA regulatory process and our ability to obtain and maintain required regulatory clearances and approvals; failure to comply with the government regulations that apply to our human cells, tissues and cellular or tissue-based products; the clinical studies of any of our future products that do not product results necessary to support regulatory clearance or approval in the United States or elsewhere; and the other risks identified in the Risk Factors section of the Company’s public filings with the Securities and Exchange Commission (“SEC”), including Bioventus’ Annual Report on Form 10-K for the period ended December 31, 2020, as updated by the Company’s Quarterly Report on Form 10-Q for the quarter ended October 2, 2021, and as such factors may be further updated from time to time in Bioventus’ other filings with the SEC, which are accessible on the SEC’s website at www.sec.gov and the Investor Relations page of Bioventus’ website at

ir.bioventus.com. Except to the extent required by law, the Company undertakes no obligation to update or review any estimate, projection, or forward-looking statement. Actual results may differ from those set forth in this press release due to the risks and uncertainties inherent in the Company’s business.

Media Contact:
Thomas Hill
919-474-6715
thomas.hill@bioventus.com

Investor Inquiries:
Dave Crawford
919-474-6787
dave.crawford@bioventus.com